Commercial Agreement

This Commercial Agreement (“Agreement”) is entered into as of June 24, 2011 among Frontier Airlines, Inc. (the “Company”), Republic Airways Holdings Inc. (“Republic”) and  FAPAInvest, LLC (“FAPAInvest”), acting on behalf of the those persons employed as pilots by the Company as of the date of  Letter of Agreement 67 (“LOA 67”)  to the collective bargaining agreement between the Company and the Frontier Airline Pilots Association (“FAPA”) (collectively, the “Participating Pilots”).

This Agreement specifies the commercial terms and conditions of the equity participation and profit sharing in the Company for the Participating Pilots, in recognition of the immediate value to the Company and Republic in executing the restructuring effort, as presented to the Republic Board of Directors at its May 25, 2011 meeting, of the Investments made by the Participating Pilots through LOA 67.  This Agreement shall govern the rights of each party with respect to those commercial terms and conditions, in each case for the benefit of the Participating Pilots.

A.	Equity Participation

1.
The commercial terms of the equity participation by the Participating Pilots in the Company in recognition of the immediate value of their investment through LOA 67 (the “Equity Participation”) will  include, at a minimum:

a.	The value of the Equity Participation is $39.3 million, calculated based on the attached schedule.

b.
The Equity Participation value shall be converted to first dollar equity in the Company at a ratio of the greater of $0.18 per dollar of new equity invested into the Company, or any higher rate offered to any other key stakeholder in the restructuring process.

c.
The terms of the Equity Participation by and for the benefit of the Participating Pilots shall be equal to the terms obtained by a third party investor in an Equity Event or, if the Equity Event is a public offering of securities in the Company, the form of securities offered in the public offering.

d.
Other minority investor rights by and for the benefit of the Participating Pilots will be negotiated, including tagalong rights and ability to call meetings. FAPAInvest or another entity formed for the benefit of the Participating Pilots in connection with the Equity Participation will agree to customary dragalong rights on behalf of the Participating Pilots.

e.
Vesting:  The Equity Participation shall vest in proportion to the actual Investments made by the Participating Pilots as set forth in Paragraph A of LOA 67.  To the extent the Investments in Paragraph A of LOA 67 cease (including by reason of one or more of the conditions in Paragraph C of this Agreement not being met) or are not made, the value of the Equity Participation in Paragraph A.1.a. above shall be reduced by the net present value discount rate of 15%.

B.
Profit Sharing Program: In further recognition of the immediate value of the  Participating Pilots’ Investments to the Company and Republic as set forth above, the Company shall enter into a Frontier Airlines Pilots Profit Sharing Plan (the “Plan”) that includes:

1.
Republic shall provide FAPAInvest or another entity designated by the Participating Pilots with audited GAAP financial statements for Frontier Airlines Holdings, Inc. no later than 120 days after the end of the calendar year 2011 and each year thereafter.

2.	For the duration of this Agreement, the Company shall make contributions to the Plan as follows:

a.	For the pretax earnings greater than 2% but less than 4% of total Company revenue, 50% shall be contributed to the Plan.

b.	For all pretax earnings greater than 4% but less than 6% of total Company revenue, 25% shall be contributed to the Plan.

c.	For all pretax earnings greater than 6% of total Company revenue, 10% shall be contributed to the Plan.

d.	50% of contributions to the Plan shall be paid to the Plan and the remaining 50% shall be paid to other participating employees of the Company.

e.	The Company shall distribute all profit sharing payments no later than April 30 of each year, based on the audited results from the preceding calendar year.

C.
Conditions: As an integral element of the commercial terms of the Equity Participation and Plan, in recognition of the immediate value of the Participating Pilots’ Investments to the Company and Republic as set forth above, the Company and Republic jointly and severally agree to the following conditions:

1.
Material execution of the restructuring effort as presented to the Board of Directors of Republic at its May 25, 2011 meeting.  Material execution is defined as having achieved more than 70% of the $120 million economic improvements outlined in the May 25, 2011 Republic Board of Directors presentation.

2.	Republic shall raise new liquidity through debt offerings or other financings with net proceeds in excess of $70.0 million no later than September 30, 2011.

3.
Execution of firm order(s) for 80 Airbus NEO aircraft, no later than September 30, 2011, to be added to the Frontier Airlines, Inc. FAA aircraft operating certificate and flown by Frontier Airlines, Inc. pilots.

4.	Immediately redevelop a unique Frontier Airlines, Inc. websites for all sales, operational and recruitment purposes.

5.	The following steps shall be taken no later than December 31, 2011 so long as this Agreement is in effect:

a.	Separate the Company’s management structure to include (at a minimum):

1)	Appointment of a separate Chief Operating Officer of the Company,

2)	Flight Operations (including all FAA required positions) shall report to the Company’s Chief Operating Officer,

3)	Appoint an independent Director of Labor Relations for the Company who shall report to the Company’s Chief Operating Officer.

b.	Separate Human Resource and Payroll functions from Republic, or contract said functions to a third party on behalf of the Company.

c.	Maintain a separate and unique Employee Handbook for employees of the Company.

d.
Document arms-length agreements (e.g. pro-rate agreements), consistent with agreements with other contracted airlines, with any Republic subsidiary that operates on behalf of the Company such that any profits or losses from the agreement shall be charged to that certificate rather than the Company.

D.
Equity Event: As an integral element of the commercial terms of the Equity Participation and Plan, in recognition of the immediate value of the Participating Pilots’ Investments to the Company and Republic as set forth above, the Company and Republic shall work in good faith to create an Equity Event on or before December 31, 2014, depending upon market conditions.

1.	An Equity Event will be defined as:

a.
Investment in the Company by investors other than affiliates of Republic and/or public equity issuance by the Company that, when combined with the Equity Participation of the Participating Pilots and equity participation of other key stakeholders, totals greater than 51% of the outstanding equity in the Company; or

b.	a merger, sale or other change of control transaction that results in ownership by a third party of greater than 51% of the business or assets of the Company.

c.	The parties shall work in good faith to structure the Equity Investor Agreement in a tax efficient manner.

2.	Following an Equity Event:

a.	there shall be the creation of a Company Board of Directors the majority of whom are persons who are not affiliates of Republic; and

b.
FAPAInvest or another entity formed for the benefit of the Participating Pilots in connection with the Equity Participation will be allowed to designate a representative (with voting authority) on the Board of Directors of the Company.

3.
Unless an Equity Event occurs on or before December 31, 2014, all profit sharing as outlined in Paragraph B of this Agreement, and the conditions in Paragraph C of this Agreement shall all cease as of that date. In addition, if no such Equity Event has occurred by December 31, 2014, FAPAInvest will immediately acquire a put right to the Company for its vested Equity in the Company based on the Equity Participation to date multiplied by the greater of $0.18 or any higher rate offered to any other key stakeholder in the restructuring process.

E.
Additional Provisions:  The Equity Participation in Paragraph A will be further evidenced by an equity investment agreement, and the profit sharing plan in Paragraph B will be evidenced by the Plan. The terms of the equity investment agreement and the Plan shall govern and control in the event of any inconsistency between the terms of this Agreement and such equity investment agreement or Plan; provided that this Agreement always shall be binding and enforceable against each of the parties in accordance with its terms notwithstanding the execution or non-execution of any equity investment agreement or adoption by the Company of any Plan. Any amendment to LOA 67 shall not affect the terms of this Agreement. FAPAInvest or its designee(s), successor(s) or assigns have the sole authority to represent the interest of the Participating Pilots in any matter related to this Agreement. This Agreement shall not be deemed part of the collective bargaining agreement between FAPA and the Company or subject to collective bargaining pursuant to the Railway Labor Act, as amended. This Agreement shall be effective as of the date first above written. This Agreement shall be governed by the laws of the State of Delaware. This Agreement may be executed in counterparts and evidenced by facsimile or PDF or other electronically transmitted signatures.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

Agreed:

Captain Jeffrey Thomas

Manager

FAPAInvest, LLC

Jacalyn W. Peter

Senior Manager Labor Relations

Frontier Airlines, Inc.

Bryan K. Bedford

President and Chief Executive Officer

Republic Airways Holdings Inc.

5

2011	2012	2013	2014	2015	2016	2017		
	July Snapback Avoidance	1.3	2.7	2.7	2.7	2.7	-	-		
	Jan 2012 Snapback Avoidance		3.6	3.6	3.6	3.6	3.6	-		
2.0%	**One-Year Freeze**	0.9	1.8	1.8	1.8	0.9	-	-		
	401K									
0.0%	2H 2011	1.9								
3.0%	2012		1.5							
3.0%	2013			1.5						
4.0%	2014				0.8					
5.0%	2015					-	-	-		
	Sick Pay Adjustment	0.9	0.9	0.9	0.9	0.9	-	-		
	Vacation	-	1.6	1.6	1.6	1.6	-	-		
	Total Savings:	5.0	12.0	12.0	11.3	9.6	3.6	-		
	Discount Rate	15.0%								
	NPV of Savings:	5.0	10.5	9.1	7.4	5.5	1.8	-	39.3	Total NPV
								Equity Conversion:	18%	
								First Dollar Equity Value: $	7.07	Million